CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nobilis Health Corp. of our report dated March 14, 2017, relating to the consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in equity and cash flows for the years then ended appearing in the Annual Report on Form 10-K of Nobilis Health Corp. for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Dallas, Texas
September 6, 2017